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                                  Exhibit 99.2

                            SECTION 906 CERTIFICATION

In connection with the periodic report of ION Networks, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Ted Kaminer, Chief Financial Officer, Vice President, Principal Financial Officer and Principal Accounting Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

          (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.


Date:    November 14, 2002            By:             /s/ Ted Kaminer
     -------------------------              ------------------------------------
                                            Ted Kaminer, Chief Financial Officer
                                            and Vice President
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)